UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 29, 2014

Comdisco Holding Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-499-68	54-2066534
(Commission File Number)	(IRS Employer Identification No.)

5600 North River Road, Suite 800, Rosemont, Illinois  60018

(Address of Principal Executive Offices, Including Zip Code)

(847) 698-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On October 9, 2014, Rakuten, Inc., a Japanese company, completed the acquisition of 100% of the outstanding voting stock of Ebates Inc. (“Ebates”) for a total consideration of approximately $981 million (the “Transaction”).  On October 29, 2014, Comdisco Holding Company, Inc. (“the Company”) received gross proceeds of approximately $17.7 million for its equity investments in Ebates.  After deducting fees due to Windspeed Acquisition Fund GP, LLC (“Windspeed”), the manager of the Company’s equity portfolio, the Company’s pre-tax net proceeds were approximately $15.1 million.  Additionally, the proceeds will result in certain federal and state tax liabilities for the Company.  As of the date of this filing, the amount of these tax liabilities has not been determined.

An escrow in the amount of approximately $2.0 million was also withheld as part of the Transaction.  As of the date of this filing, the Company cannot estimate either the amount, or the date of the receipt, of any additional proceeds.  Any such additional proceeds may be subject to additional fees due Windspeed, and/or tax liabilities owed to the federal and state taxing authorities.

Forward-Looking Statements

Statements made herein that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Comdisco to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “potential,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Comdisco’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Comdisco’s control. Forward looking statements speak only as of the date they are made. Comdisco undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMDISCO HOLDING COMPANY, INC.

Dated: October 29, 2014	By:	/s/ Deborah Dompke
	Name:	Deborah Dompke
	Title:	Authorized Representative